EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard Charlotte Funds
File Number: 811-22619
Registrant CIK Number: 0001532203


Items 72, 73 and 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.


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Series 1 SEC Identifier S000035729 Vanguard Total International Bond Index Fund
Class 1 SEC Identifier C000109500
Class 2 SEC Identifier C000109501
Class 3 SEC Identifier C000109502
Class 4 SEC Identifier C000109503


Item 72DD

1. Total Income dividends for which record date passed during the period                                           $194,718
2. Dividends for a second class of open-end company shares                                                         $50,358
3. Dividends for a third class of open-end company shares                                                          $81,303
4. Dividends for a fourth class of open-end company shares                                                         $17,333

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.147
        2. Dividends from a second class of open-end company shares                                                 $.305
        3. Dividends from a third class of open-end company shares                                                  $.478
        4. Dividends from a fourth class of open-end company shares                                                 $.752


Item 74

U)      1. Number of shares outstanding                                                                         1,395,183
        2. Number of shares outstanding for a second class of shares of open-end company shares                   226,214
        3. Number of shares outstanding for a third class of shares of open-end company shares                    215,274
        4. Number of shares outstanding for a fourth class of shares of open-end company shares                    44,041

V)      1. Net asset value per share (to the nearest cent)                                                          $10.45
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                $20.89
        3. Net asset value per share of a third class open-end company shares (to the nearest cent)                 $31.34
        4. Net asset value per share of a forth class open-end company shares (to the nearest cent)                 $52.23





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